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EXHIBIT 10(xi)

CONSULTING AGREEMENT WITH MERVYN A. PHELAN, JR.

                              CONSULTING AGREEMENT

Consulting Services Agreement

This Consulting Agreement ["the Agreement"] entered into on the date herein below set forth adjacent to the signatures of the parties executing the same between Mervyn A. Phelan, Jr.,, hereinafter referred to as "Consultant" and U.S. West Homes, Inc., a Nevada corporation, hereinafter referred to as "Client."

Whereas Client requires the services of Consultant to facilitate and complete the sale of various assets to Senior Care from other entities; and

Whereas Client has the need of the services of Consultant to conduct due diligence studies and other investigations in connection with various merger and acquisition transactions; and

Whereas Client is presently without the necessary funds to pay Consultant for the services which Consultant will provide; and

Whereas Consultant is agrees to take stock in Senior Care in lieu of other compensation for the work to be performed,

THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Responsibilities and Warranties of Consultant: Consultant hereby agrees to assist the Company in it's effecting the purchase of businesses and assets relative to its business and growth strategy (the "Services"). The Services are to be provided on a "best efforts" basis directly and through others employed or retained and under the direction of Consultant ("Consultant's Personnel"); provided, however, that the Services shall expressly exclude all legal advice, accounting services or other services which require licenses or certification which Consultant may not have.

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2. Client's Responsibilities & Warranties: Client agrees to provide to
Consultant all information necessary together with any documents which may be requested by Consultant as Consultant may retain in connection with this Agreement to facilitate the work which Consultant has agreed to perform under the terms hereof. Client shall be solely responsible for the accuracy of the information and representations made in any document prepared by Consultant and/or its retained professionals.

3. Consideration: Client shall pay to Consultant and/or its assigns a consulting fee of 40,000,000 shares of common stock in U.S. West Homes, Inc. and additional shares from time to time as Management of the Company determines based upon additional work that may have been completed by the Consultant, which said stock shall be registered on Form S-8 at the Company's expense

Such shares shall be restricted under Section 144 but shall carry registration rights and shall be subject to registration by Client on Form S-8 within two years of the completion of Consultant's work at Consultant's option as to time and Client shall complete the S-8 Registration Statement at its sole expense.

4. Indemnification: In the event litigation is instituted against Client naming Consultant as a co-defendant for any reason, Client hereby agrees to indemnify and hold harmless Consultant, its partners, employees, agents, representatives, retained professionals, their assigns and controlling persons from any loss, claim, damages, liabilities, costs and expense in any suit, proceeding and/or claim arising from the cost of investigating, preparing and defending the submissions made by Consultant based upon information which was obtained from Client and submitted on forms prepared by Consultant and/or its retained professionals. This said Paragraph 4 shall survive the expiration or termination of this Agreement.

5. Independent Contractor Status: Client acknowledges that Consultant shall perform its services under the provisions of this Agreement as an Independent Contractor and not as an employee or an affiliate of Client.

6. Amendment and Modification: Subject to applicable law, this Agreement may be amended, modified or supplemented only by a written agreement signed by both parties. No oral modifications to this Agreement may be made.

7. Entire Agreement: This Agreement contains the entire agreement between the parties hereto and supersedes any prior understanding, written or oral, respecting the subject matter hereof. The failure of Consultant to insist upon strict performance of any term of this Agreement shall not be construed by Client as a waiver at any time of the rights, remedies or indemnification, all of which shall remain in full force and effect from the time of the execution hereof.



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8. Binding Effect: This Agreement shall be binding upon the heirs, executors, administrators, assigns of the parties hereto and Client shall not assign its rights hereunder or delegate its duties under any of the terms hereof without the prior written consent of PSS, which consent will not be unreasonably withheld.

9. Attorney's Fees and Costs: In the event an arbitration, mediation, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to receive its reasonable attorney's fees and costs in connection therewith.

10. Severability: If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future law during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof and the remaining provisions shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provisions or by its severance here from. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in nature in its terms to such illegal, invalid or unenforceable provision as may be legal, valid and enforceable.

11. Governing Law: This Agreement shall be governed by the Laws of the State of California and the venue for the resolution of any dispute arising hereunder shall be in Orange County, California.

12. Independent Advise of Counsel: Client acknowledges and agrees that it has received the independent advise of counsel prior to executing this Agreement and that counsel has explained to Client the terms of this Agreement and their legal ramifications. Client further understands and agrees that Consultant does not render legal advise or offer legal assistance. All requests for legal advise by Client will be referred to legal counsel for a proper legal opinion.

Accordingly, no statements or representations by Consultant, partners, employees, agents, representatives, retained professionals, their assigns and controlling persons, should be construed to be legal advise and Consultant advises Client to always consult with its own attorneys regarding the legalities of all investment offerings, registrations and filings.

IN WITNESS HEREOF, the parties above have caused this Agreement to be duly executed at Laguna Beach, California on the day and year set forth below.

Dated:  April 17, 2003

U.S. West Homes Inc.

By: /s/ Mervyn Phelan, Sr.
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    Mervyn Phelan, Sr.
    Chief Executive Officer

/s/ Mervyn A. Phelan, Jr.
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Mervyn A. Phelan, Jr.